CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



   We consent to the references to our firm in the Registration Statement on

Form N-1A of the Touchstone Strategic Trust and to the use of our report dated

February 12, 2003 on the financial statements and financial highlights of the

Navellier Large Cap Growth Portfolio, a series of shares of The Navellier

Performance Funds.  Such financial statements, financial highlights and reports of independent certifed public accountants appear in the 2002 Annual

Report to Shareholders and are incorporated by reference in the Registration

Statement and Prospectus.



                                 /s/ Tait, Weller & Baker
                                     TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 29, 2004